UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2006

ISONICS CORPORATION
(Exact name of registrant as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 — Entry into a Material Definitive Agreement

General Discussion of Joint Venture With SenseIt Corp.  On October 26, 2006, Isonics Corporation (Nasdaq: ISON), a provider of innovative products and solutions for the homeland security and semiconductor markets, formed a joint venture to accelerate technology development and drive commercialization activities in connection with a previously announced agreement with Lucent Technologies Inc. (“Lucent”).  Under that previously announced agreement, Isonics and Lucent agreed to develop next generation Infrared (“IR”) imaging and night vision surveillance technology based on pioneering research by Lucent’s Bell Labs (“Bell Labs”) at its micro electro-mechanical systems (“MEMS”) and nanotechnology fabrication facility.

The joint venture was established through Isonics’ acquisition of an initial 90% ownership interest in SenseIt Corp. (“SenseIt”) in exchange for assigning to SenseIt all of Isonics’ interest under the Lucent Agreement.  The assignment has been approved by Lucent.  Christopher Toffales, who owns the other 10%, will serve as President and Chief Executive Officer of SenseIt.

Mr. Toffales has been President and Director of CTC Aero, LLC, a defense advisory consulting firm, since 2003. He serves on the Board of Directors of two public companies and continues to take an active role on Strategic Development. He has served as a director of Irvine Sensors Corporation (“Irvine Sensors”) of Costa Mesa, California, since August 2004. Irvine Sensors (Nasdaq: IRSN) is involved in the design, development, manufacture and sale of miniaturized vision systems and electronic products for defense, security and commercial applications.  He has served since January 2004, as Director and Vice Chairman of Communications and Power Industries, Inc. a provider of military and commercial electronic products and its parent CPI International, Inc. (Nasdaq: CPII). From 1999 to 2003, Mr. Toffales was a Senior Vice President of DRS Technologies, Inc., a supplier of military electronics systems (including infrared imaging systems), and also served as President of DRS Technologies Systems Company, a subsidiary of DRS. From 1998 to 1999, Mr. Toffales was Vice President for Business Development of Lockheed Martin Fairchild Systems, an aerospace and defense firm. Prior to these positions, Mr. Toffales held various officer level positions at Lockheed Martin Corporation and Loral Fairchild Systems, both of which are aerospace and defense firms. Mr. Toffales holds a B.S. in Electrical Engineering from City College of New York.

“Based on my 27 years of Electo-Optical imaging experience in development and commercialization of thermal imaging systems, I believe there are numerous military, Homeland Security and commercial applications of which SenseIt can fulfill with this new imaging technology,” said Mr. Toffales.  “The first product is intended to address the need for  a high performance, low power and low cost thermal imager for weapons sights and night vision goggles.”

“We are gratified that an industry veteran such as Chris has recognized the potential for creating an advanced imaging business based on the current results of the Isonics/Lucent collaboration,” commented James Alexander, Chairman & CEO of Isonics.  “Based on Chris’ demonstrated success, we have given him maximum latitude to grow SenseIt.  This is expected to be accomplished through continued product development with Bell Labs, but can also include strategic acquisitions.  The overall cost of this is well beyond what Isonics alone can provide.  We anticipate that SenseIt will seek financial support through government contracts and direct investment from financial and strategic partners to be able to fully execute its business plan.”

Mr. Toffales further indicated that SenseIt, in conjunction with Lucent, is also pursuing a more traditional focal plane array product suitable for integration into thermal imaging cameras, as well as an advanced solid state imager approach to create a “Multi-Spectral Sensor” which can detect infrared and visible light (or two spectra of infrared light) simultaneously.

Infrared technology, which converts infrared radiation in the non-visible spectrum, such as body heat, into a visible image is commonly found in both commercial and military/homeland security applications including night vision goggles and cameras, rifle scopes, and threat detection devices used to identify concealed weapons or explosives.

According to Maxtech International, the world-wide market for commercial and dual-use military infrared (IR) imaging technology and systems was estimated at $1.2 billion in 2004 and is expected to grow to $2.6 billion in 2009.

About Isonics Corporation.  Isonics Corporation has three business divisions: (1) Homeland Security and Defense (2) Semiconductor Products and Services, and (3) Life Sciences. Isonics is a world leader in isotopically engineered materials and through its semiconductor division, it provides 300-millimeter products and services, wafer thinning and silicon-on-insulator wafers, for the semiconductor industry. Isonics’ Life Sciences division markets and sells isotopes to the health care industry for the imaging and treatment of cancer. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Additional information may be obtained at the Company’s Web site at www.isonics.com.

About SenseIt Corp.  SenseIt Corp. is a joint venture of Christopher Toffales and Isonics Corporation seeking to develop thermal imaging systems for commercial and military applications.  With assistance from Lucent, SenseIt is in the later stages of technology development and currently anticipates completing prototypes of its first product line, “direct view” thermal imagers for weapons sights and night vision goggles, within the next twelve months.

Agreements with SenseIt Corp.  On October 26, 2006, we entered into a Class A Common Stock Purchase Agreement (the “Purchase Agreement”) with SenseIt, a Delaware corporation, pursuant to which, on October 27, 2006, we purchased shares of the Class A common stock of SenseIt in exchange for cash and other consideration, including, but not limited to, an assignment of all of Isonics’ rights, title and interest in that certain Development and Licensing Agreement, dated as of September 28, 2005, as subsequently amended (the “Lucent Agreement”), between Isonics and Lucent.  As described above, we now have a 90% ownership interest in SenseIt.  Our ownership interest will be adjusted if SenseIt receives additional financing from third parties, and upon the occurrence of a Threshold Event.  The term “Threshold Event” is described in SenseIt’s Certificate of Incorporation, as amended, as the receipt by SenseIt of $20 million in certain equity financing.  At that time, the Class A common stock and Class B common stock will be converted into common stock, and the holder of the Class B common stock (held by Christopher Toffales, president and chief executive officer of SenseIt) will be entitled to a 10% interest.  The remaining 90% of the common stock outstanding will be allocated among the prior holders of common stock and Class A common stock.

Under the Purchase Agreement, we acquired 425,000 shares of Class A common stock of SenseIt for a total consideration of $4.25 million paid as follows:

•                                                          We received a $4 million credit for payments made to Lucent, as required by the Lucent Agreement and for the assignment of our rights, title and interest in the Lucent Agreement, for 400,000 shares of Class A common stock; and

•                                                          $250,000 working capital was paid to SenseIt upon signing the Purchase Agreement for 25,000 shares of Class A common stock.

Our future financial obligations under the Purchase Agreement include making a $250,000 working capital payment to SenseIt not later than December 31, 2006, at least one additional $1 million payment to Lucent, on behalf of SenseIt, in January 2007, and an additional $500,000 payment to SenseIt in March 2007.  In each case, we will be entitled to receive one share of Class A common stock for each $10.00 investment.  Isonics does not have sufficient funding at the present time to meet its obligations under our agreement with SenseIt, but expects that sufficient funding will be available when needed (although, because Isonics does not have any commitments for any additional funding, Isonics cannot offer any assurance that such funding will, in fact, be available when needed).

In connection with the Purchase Agreement, we also entered into a Stockholders’ Agreement with SenseIt and Christopher Toffales.  The Stockholders’ Agreement includes certain share transfer restrictions such as right of first refusal, as well as drag-along and tag-along rights.  As of October 27, 2006, the Stockholders’ Agreement does not impose any material obligations on Isonics.  If at some time in the future (after Isonics meets its initial $2 million obligation), SenseIt needs additional funding, Isonics will have the right, but not the obligation, to provide that additional funding.

At the closing of the Purchase Agreement, SenseIt entered into an amended and restated employment agreement with Mr. Toffales, as president and chief executive officer of SenseIt (the “Employment Agreement”).  The Employment Agreement has an initial term of two years, plus automatic two year extensions unless SenseIt or Mr. Toffales chooses not to renew. The Employment Agreement sets forth the compensation payable to Mr. Toffales and the time that he is required to devote to the business of SenseIt.  If termination occurs after SenseIt has made a commercial sale of a Lucent product, as described in the Lucent Agreement, or has acquired a business having revenues of $10 million or more in any one year, termination without cause will result in SenseIt’s obligation to pay Mr. Toffales a two-year severance based on Mr. Toffales’ annualized salary over the previous five years.

Cautionary Statement   Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation

Reform Act of 1995. These statements involve estimates, assumptions, known and unknown risks and uncertainties that may cause the Isonics’ actual results or outcomes to be materially different from those anticipated and discussed herein. Further, Isonics operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the company’s control. Other important factors that Isonics believes might cause such differences are discussed in the risk factors detailed in Isonics’ Form 10-KSB for the year ended April 30, 2006 and reports subsequently filed with the Securities and Exchange Commission, which include the company’s historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in these filings with the Securities and Exchange Commission.

Item 9.01 — Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Shell company transactions.

Not applicable.

(d)           Exhibits

10.1	Class A Common Stock Purchase Agreement, dated as of October 26, 2006, filed herewith.

10.2	Employment Agreement with Christopher Toffales, dated as of October 27, 2006, filed herewith.

10.3	Stockholders’ Agreement between Isonics, SenseIt, and Mr. Toffales, dated as of October 27, 2006, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st day of October 2006.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer